SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): December 23, 1998


                              PRIME CELLULAR, INC.
             (Exact name of registrant as specified in its charter)



         Delaware                    0-18700                 13-3570672
(State or other jurisdiction       (Commission           (I.R.S. Employer
    of incorporation)              File Number)          Identification No.)



580 Marshall Street, Phillipsburg, New Jersey            08863
(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code: (908) 387-1673




--------------------------------------------------------------------------------
           Former name or former address, if changed since last report

Item 4.  Changes in Registrant's Certifying Accountant.

     (a)(i) On December 23, 1998, Prime Cellular, Inc. (the "Company") dismissed Marcum & Kliegman, LLP ("M&K") as its principal independent accountant.

     (ii) M&K's report on the financial statements of the Company for the fiscal year ended May 31, 1997 (the only such report given to the Company by M&K) did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles.

     (iii) The decision to change accountants was approved by the Company's Board of Directors.

     (iv)-(v) There were no disagreements with M&K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to M&K's satisfaction, would have caused M&K to make reference to the subject matter of the disagreement in connection with its report.

     (b) On December 23, 1998, the Company engaged Raich Ende Malter Lerner & Co. ("Raich Ende") as its principal independent accountants who will audit and report on the financial statements of the Company for the fiscal year ending December 31, 1998. (As reported in the Company's Current Report on Form 8-K related to the merger (the "Merger") of a subsidiary of the Company into Cell & Molecular Technologies, Inc. ("CMT"), in connection with the Merger, the Company adopted the fiscal year of CMT, which is a calendar year). Prior to engaging Raich Ende, neither the Company, nor anyone acting on its behalf consulted with Raich Ende regarding the application of accounting principles to any specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c). Exhibits.

     16. Letter from Marcum & Kliegman, LLP regarding change in certifying accountant (to be filed by amendment).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                            PRIME CELLULAR, INC.



                                            By: /s/ Joseph K. Pagano
                                                --------------------------------
                                                Joseph K. Pagano,
                                                Chief Executive Officer and duly
                                                authorized officer



Date:  December 31, 1998